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                                                                    EXHIBIT 23.1

                      Consent of Thompson & Knight L.L.P.

   We consent to the incorporation by reference in this Registration Statement (Form S-1) of Data Return Corporation of the reference to our firm under the caption "Legal Matters" included in the Registration Statement (Form S-1 No. 333-84011) and related Prospectus of Data Return Corporation filed with the Securities and Exchange Commission.

                                          /s/ Thompson & Knight L.L.P.

Austin, Texas
October 27, 1999